EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Sunrise Telecom Incorporated for the three-month period ended September 30, 2005, we, Paul A. Marshall, President and Chief Executive Officer, and Richard D. Kent, Chief Financial Officer, respectively, of Sunrise Telecom Incorporated, hereby certify to the best of our knowledge, that:

(1)	Such Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Sunrise Telecom Incorporated for the period covered by the Report.

Date: November 2, 2007

	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall President and Chief Executive Officer (Principal Executive Officer)

Date: November 2, 2007

	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer (Principal Financial Officer)